Exhibit 4.2

CONFORMED COPY

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Third Amended and Restated Registration Rights Agreement (the “Agreement”) is made and entered into as of March 1, 2005, by and among Masergy Communications, Inc., a Delaware corporation (the “Company”), those Persons listed as Investor Holders on Schedule I hereto (“Investor Holders”) and those Persons listed as Founder Holders on Schedule I hereto (“Founder Holders”) (the Investor Holders and the Founder Holders are sometimes referred to herein collectively as the “Holders”).

WHEREAS, this Agreement is made in connection with the Series A-1 Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) by and among the Company and certain of the Investor Holders, pursuant to which certain of the Investor Holders are acquiring Series A-1 Preferred Stock of the Company;

WHEREAS, the Company and the existing Holders are parties to that certain Second Amended and Restated Registration Rights Agreement dated as of February 25, 2003 (the “Prior Agreement”);

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of the Investor Holders under the Purchase Agreement;

WHEREAS, pursuant to Section 9(e) of the Prior Agreement, any amendment or modification of the Prior Agreement shall be effective if evidenced by a written instrument executed by the Company and the holders of greater than sixty six and two thirds percent (66 2/3%) in interest of the Registrable Securities; and

WHEREAS, the Company and the Holders, holding not less than the minimum number of shares required to amend the Prior Agreement, hereby consent in writing to this amendment and restatement in its entirety of the Prior Agreement and the adoption of this Agreement as the sole agreement concerning the rights set forth in the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Certain Definitions.

Unless otherwise defined herein, capitalized terms so used herein and not defined shall have the same meaning as provided in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Business Day” means any day, other than a Saturday, Sunday or legal holiday, on which banks in Dallas, Texas are open for business.

(b) “Commission” means the United States Securities and Exchange Commission or any other federal agency at any time administering the Securities Act and the Exchange Act.

(c) “Common Stock” means the Common Stock, par value $0.001 per share, of the Company, any shares into which such Common Stock shall have been changed, or any shares resulting from any reclassification of such Common Stock.

(d) “Electing Investor Holders” means the holders of greater than fifty percent (50%) of the Registrable Securities, unless the request is for a Commission Form S-3 registration, in which case “Electing Investor Holders” shall mean the holders of at least ten percent (10%), of the Registrable Securities owned by the Investor Holders outstanding at the time of the request to the Company.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(f) “Founder Holders” means the Founder Holders referred to in the Preamble and any other person holding Registrable Securities to whom these registration rights have been assigned pursuant to Section 9(f) of this Agreement.

(g) “Holders” means the Investor Holders and the Founder Holders, collectively, as referred to in the Preamble.

(h) “Investor Holders” means the Investor Holders referred to in the Preamble and any other person holding Registrable Securities to whom these registration rights have been assigned pursuant to Section 9(f) of this Agreement.

(i) “Person” shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

(j) “Registrable Securities” means (i) any Common Stock held by any Holder, (ii) any Common Stock issued or issuable to any Investor Holder upon conversion of the Series A-1 Preferred Stock, (iii) any Common Stock issued or issuable as a result of a stock split, stock dividend, recapitalization or similar event with respect to securities described in clauses (i) or (ii) above and (iv) securities issued in replacement or exchange of any of the securities issued in clauses (i), (ii) or (iii) above; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (i) registered and sold pursuant to the Securities Act; (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”); or (iii) which may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect; provided, however, that this clause (iii) shall not apply to any holder of Registrable Securities representing 5.0% or more of the outstanding Common Stock.

(k) “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. (“NASD”) fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company’s legal counsel and independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, fees and disbursements of not more than one counsel for the Holders, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

(l) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(m) “Series A-1 Preferred Stock” means the Series A-1 Preferred Stock, par value $0.001 per share, of the Company, constituted on the date hereof, any shares into which such Series A-1 Preferred Stock shall have been changed or any shares resulting from any reclassification of such Series A-1 Preferred Stock.

2.	Registration.

(a) Requested Registration. At any time after the earlier to occur of (i) the Company’s initial public offering of equity securities or (ii) December 31, 2006, upon written request by the Electing Investor Holders that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (a “Requested Registration”), the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register by the Electing Investor Holders within sixty (60) days after receipt of such request (or within thirty (30) days after receipt of such request if the Company is qualified to file a registration statement on Commission Form S-3 or any successor or similar short-form registration statement (collectively, “Commission Form S-3”)). The Electing Investor Holders may request, and the Company must effect upon receipt thereof as provided herein, up to four (4) registrations under Commission Form S-1 and an unlimited number of registrations under Commission Form S-3 pursuant to this paragraph (a); provided, however, that the Company shall not be obligated to effect more than two registrations in any 365 day period.

Subject to the requirements of Section 2(f) below, the Company may include in such Registered Registration other securities of the Company for sale, for the Company’s account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of the underwritten securities at a price range acceptable to the Electing Investor Holders.

Upon receipt of a written request pursuant to this Section 2(a) the Company shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to participate in such request as follows: The Company will be obligated to include in the Requested Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by the Holder received by the Company within 20 days after receipt of such written notice from the Company subject to paragraph (f) below.

(b) Incidental Registration. If the Company for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act any shares of its capital stock or other securities (other than (i) the registration on Form S-8 of an offer, sale or other disposition of securities solely to employees of, or other persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan or (ii) securities to be issued in connection with a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms), on each such occasion the Company will notify each Holder of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of any Holder given in writing within twenty (20) days after the receipt of such notice, the Company will use its best efforts as soon as practicable thereafter to cause any of the Registrable Securities specified by any such Holder to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act (an “Incidental Registration”).

(c) Registration Statement Form. The Company shall, if permitted by law, effect any registration requested under Section 2 by the filing of a registration statement on Commission Form S-3 and shall use its best efforts to take any action necessary to maintain its eligibility to utilize Commission Form S-3 to permit resales as requested by the Holders with respect to Transactions Involving Secondary Offerings as described in General Instruction I.B.3 of Commission Form S-3.

(d) Expenses. The Company shall pay all Registration Expenses incurred in connection with any Incidental Registration and any Requested Registrations. Notwithstanding the foregoing, with respect to the registrations under Commission Form S-1 pursuant to Section 2(a) above, the Company shall only be obligated to pay the Registration Expenses for up to two (2) such registrations. No Requested Registration shall count as a Company-paid registration unless the holders of Registrable Securities are able to sell at least 90% of the Registrable Securities included in such registration.

(e) Effective Registration Statement. A Requested Registration or an Incidental Registration requested pursuant to Section 2(a) or Section 2(b), respectively, shall not be deemed to have been effected unless it has become effective with the Commission. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if: (i) after it has become effective with the Commission, such registration is made subject to any stop order, injunction, or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by any Holder.

(f) Priority in Registration. If a Requested Registration or an Incidental Registration is an underwritten offering, and the managing underwriters shall give written advice to the Electing Investor Holders and the Company in the case of a Requested Registration and to the Holders and the Company in the case of an Incidental Registration, that, in their opinion, market conditions dictate that no more than a specified maximum number of securities (the “Underwriter’s Maximum Number”) could successfully be included in such registration, then the Company and the Holders will be able to participate in such offering in the following order of priority: (A) in the case of a Requested Registration, (i) first, there shall be included in such registration that number of Registrable Securities that the Investor Holders thereof shall have requested to be included in such offering and that does not exceed the Underwriter’s Maximum Number; (ii) second, the Company shall be entitled to include in such registration that number of securities that it proposes to offer and sell for its own account to the full extent of the remaining portion of the Underwriter’s Maximum Number; (iii) third, there shall be included in such registration that number of Registrable Securities that the Founder Holders thereof shall have requested to be included in such offering to the full extent of the remaining portion of the Underwriter’s Maximum Number; and (iv) fourth, to the extent not inconsistent with any registration rights hereafter granted by the Company to holders of Company securities, other persons with registration rights with respect to Company securities shall be entitled to include in such registration that number of shares of Registrable Securities that such persons shall have requested to be included in such registration to the full extent of the remaining portion of the Underwriter’s Maximum Number; and (B) in the case of an Incidental Registration (i) first, the Company shall be entitled to include in such registration that number of securities that the Company proposes to offer and sell for its own account in such registration and that does not exceed the Underwriter’s Maximum Number; (ii) second, the Company will be obligated and required to include in such registration that number of shares of Registrable Securities that the Investor Holders thereof shall have requested to be included in such offering to the full extent of the remaining portion of the Underwriter’s Maximum Number; (iii) third, the Company will be obligated and required to include in such registration that number of Shares of Registrable Securities that the Founder Holders thereof shall have requested to be included in such offering to the full extent of the remaining portion of the Underwriter’s Maximum Numbers; and (iv) fourth, to the extent not inconsistent with any registration rights hereafter granted by the Company to holders of the Company’s securities, the Company will be obligated and required to include in such registration other securities of the Company that shall have been requested by other Persons having registration rights pursuant to one or more other registration rights agreements with the Company to the full extent of the remaining Underwriter’s Maximum Number. If the number of shares of Registrable Securities requested to be included in an underwritten offering exceeds the then remaining portion of the Underwriter’s Maximum Number as provided in clauses (A) and (B) of this Section 2(f), as the case may be, then the Holders whose aggregate request so exceeds the then remaining portion of the Underwriter’s Maximum Number and who are entitled to include shares up to such Underwriter’s Maximum Number in accordance with the priority established in clauses (A) and (B) of this Section 2(f) may include shares of Registrable Securities in such underwritten offering pro rata in accordance with the relative number of shares originally requested to be included in such offering by such Holders in the writing delivered in accordance with Section 2(a) or Section 2(b), as the case may be.

(g) Notwithstanding anything in Section 2(a), the Company shall have a one-time right to delay any registration of Registrable Securities requested pursuant to Section 2(a) for up to ninety (90) days if such registration would, in the good faith determination of the Company’s Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Electing Investor Holders.

3.	Registration Procedures.

(a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company, as expeditiously as possible and subject to the terms and conditions of Section 2, will:

(i) Prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration to become and remain effective;

(ii) Permit any Holder which, in the reasonable judgment of the Holder, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(iii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (A) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (B) the expiration of 180 days after such registration statement becomes effective; provided, however, the Company is not obligated to hold open the registration on Commission Form S-3 for more than 90 days;

(iv) Furnish to the Holders (promptly after the filing thereof with the Commission) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as any Holder of Registrable Securities to be sold under such registration statement may reasonably request;

(v) Furnish to each Holder, copies of all written communications from or to the Commission which relate to the registration of any of the Registrable Securities;

(vi) Use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities to be sold under such registration statement shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph (vi), be obligated to be so qualified, or (b) subject itself to taxation in any such jurisdiction;

(vii) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the intended disposition of such Registrable Securities;

(viii) In the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(ix) Use it best efforts to furnish to the Holders of Registrable Securities to be sold under such registration statement (1) an opinion, dated the effective date of the registration statement, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holders whose securities are included in such registration statements, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (ii) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein); (iii) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal and governmental matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; and (v) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto or to be filed as exhibits to the registration statement which are not described and filed as required; and (2) a letter, dated the effective date of the registration statement, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holders whose securities are included in such registration statements, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act.

The opinion of counsel referred to above shall additionally cover such legal matters with respect to the registration in respect of which such opinion is being given as the Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders may reasonably request;

(x) Immediately notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(xi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and not file any amendment or supplement to such registration statement or prospectus to which any Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, halving been furnished with a copy thereof at least two Business Days prior to the filing thereof;

(xii) Provide a transfer agent for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(xiii) Use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any equity securities of the Company of the same class of stock of the Registrable Securities are then listed.

(b) The Company may require each Holder of Registrable Securities to be sold under such registration statement, at the Company’s expense, to furnish the Company with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

(c) Each Holder, by execution of this Agreement, agrees (A) that upon receipt of any notice of the Company of the happening of any event of the kind described in paragraph (a)(ix) of this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(ix) of this Section 3 and, if so directed by the Company, will deliver to the Company all copies other than permanent file copies, then in possession of the Holders of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that it will immediately notify the Company in writing, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Holder shall give any such notice, the period referred to in paragraph (a)(iii) of this Section 3 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (a)(ix) of this Section 3 to and including the date when such Holder shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (a)(ix) of this Section 3.

4.	Underwritten Offerings.

(a) Underwritten Offering. In connection with any underwritten offering pursuant to a registration requested under Section 2(a), the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to all Holders requesting such registration and such Holders’ underwriters in their reasonable judgment and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 6. Each such Holder shall be a party to such underwriting agreement. All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each such Holder. No Holder requesting such registration shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by law.

(b) Selection of Underwriters.

(i) In the event that a Requested Registration pursuant to Section 2(a) involves an underwritten offering, then the Investor Holders initiating such Requested Registration shall select the underwriter from underwriting firms of national reputation, subject to the approval of the Board of Directors of the Company, which approval shall not be unreasonably withheld.

(ii) In the event that an Incidental Registration pursuant to Section 2(b) involves an underwritten offering, then the Company shall select the underwriter from underwriting firms of national reputation, subject to the approval of the Electing Investor Holders, which approval shall not be unreasonably withheld.

(c) Holdback Agreements. Each Holder agrees that, with respect to the initial public offering of Common Stock, if so reasonably required by the managing underwriter in a registration pursuant to Section 2, not to effect any sale or distribution of Registrable Securities during the seven (7) days prior to and the 180 days after such underwritten registration has become effective (except as part of such underwritten registration) and each Holder further agrees that if the managing underwriter advises the Company that, in its opinion, no public sale or distribution should be effected for a period of not more than 180 days after any other subsequent underwritten registration has become effective, in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such effect to such Holders of such advice, each Holder shall not effect any sale or distribution of Registrable Securities during such period after such underwritten registration, except as part of such underwritten registration, whether or not such Holder participates in such registration. The obligations described in this Section 4(c) shall not apply to a registration on Commission Form S-4 or Commission Form S-8 or similar forms which may be promulgated in the future and, except in the case of the Company’s initial public offering, shall not apply to a Holder of Registrable Securities representing less than one percent (1%) of the then-outstanding Common Stock.

5.	Preparation, Reasonable Investigation.

In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the Holders of Registrable Securities to be sold under such registration statement, the underwriters, if any, and their respective counsel and accountants, drafts and final copies of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, at least 5 Business Days prior to the filing thereof with the Commission, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary, in the opinion of such Holders and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

6.	Indemnification and Contribution.

(a) Indemnification by the Company. In the event of any registration under the Securities Act pursuant to Section 2 of any Registrable Securities covered by such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, each such Holder’s legal counsel, each other person who participates as an underwriter in the offering or sale of such securities (if so required by such underwriter as a condition to including the Registrable Securities of the Holders in such registration) and each other person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which the Holders or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to an Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party.

(b) Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities of any person or entity in any registration statement filed pursuant to Section 2, that the Company shall have received an undertaking reasonably satisfactory to it from such person or entity to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such person or entity specifically for use therein; provided, however, that the obligation of any Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder upon the sale of Registrable Securities sold in the offering covered by such registration.

(c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 6, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an “Indemnifying Party”), give written notice to the Indemnifying Party of the commencement of such action, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding paragraphs of this Section 6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 6 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities included in any registration statement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

(e) Indemnification Payment. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f) Survival of Obligations. The obligations of the Company and of the Holders under this Section 6 shall survive the completion of any offering of Registrable Securities under this Agreement.

(g) Contribution. Subject to the limitations in Section 6(b), if the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 6 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties’ relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 6. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.	Covenants Relating to Rule 144.

With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees:

(a) to make and keep public information available with respect to the Company as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act, as amended (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the foregoing requirements of Section 7(a) (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of Section 7(b) (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

8.	Other Registration Rights.

The Company hereby represents and warrants that, except as disclosed to the Holders or as otherwise provided herein, it has not granted any registration rights with respect to securities of the Company to any Person. The Company shall not grant to any Person any registration rights more favorable than or inconsistent with any of those contained herein for so long as any of the registration rights under this Agreement remain in effect.

9.	Miscellaneous.

(a) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that, each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

(b) Notices. All demands, requests, notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States first class mail, postage prepaid, and to the parties hereto at the following address or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(i) If to the Company, addressed to:

Masergy Communications, Inc.

2740 N. Dallas Parkway, Suite 260

Plano, TX 75093

Attn: Rob Bodnar, Chief Financial Officer

with a copy to:

Miller, Egan, Multer & Nelson LLP

600 Congress, Suite 200

Austin, TX 78701

Attention: Thomas R. Nelson

(ii) If to the Investor Holders or the Founder Holders, addressed to their addresses set forth on Schedule I attached hereto.

Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third Business Day after the mailing thereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles thereof.

(d) Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between or among any of the parties hereto with respect to registration rights involving securities of the Company, including superceding, amending and restating that certain Amended and Restated Registration Rights Agreement dated as of August 7, 2001, by and among the Company and the Holders listed on Schedule I thereto. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of greater than fifty percent (50%) of the Registrable Securities then held by all Holders. Notwithstanding the foregoing, the Company may amend Schedule 1 hereto (without consent of the Holders) to reflect additional purchasers of Series A-1 Preferred Stock, provided, that any purchaser shall execute and become a party to this Agreement.

Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by an amendment or waiver authorized by this Section 9(e), whether or not any such Registrable Securities shall have been marked to indicate such consent.

(f) Assignability. This Agreement and all of the provisions hereof will be automatically assigned, without the consent of the Company, by any Holder to, and shall inure to the benefit of and shall be binding upon, any purchaser, transferee or assignee of any Registrable Security, unless the Holder specifies otherwise in connection with particular transfers of Registrable Securities. However, the Company shall not be required to recognize any such purchaser, transferee or assignee as a Holder under this Agreement unless and until either (i) such person becomes the holder of record of Registrable Securities or (ii) the Company receives written notice of a purchase, transfer or assignment.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be permitted under this Agreement and shall be enforceable to the same extent as original signatures.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

MASERGY COMMUNICATIONS, INC.

By:	/s/ Barry D. Nalls
Barry D. Nalls
President and Chief Executive Officer

[SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

INVESTOR HOLDERS:

CENTENNIAL FUND VI, L.P.
By:	Centennial Holdings VI, LLC
Its General Partner

By:	/s/ Jeffrey H. Schutz
Jeffrey H. Schutz
Managing Principal

CENTENNIAL ENTREPRENEURS FUND VI, L.P.
By:	Centennial Holdings VI, LLC
Its General Partner

By:	/s/ Jeffrey H. Schutz
Jeffrey H. Schutz
Managing Principal

CENTENNIAL STRATEGIC PARTNERS
VI, L.P.
By:	CSP VI Management, LLC
Its General partner
By:	Centennial Holdings VI, LLC
Its Managing Member

By:	/s/ Jeffrey H. Schutz
Jeffrey H. Schutz
Managing Principal

CENTENNIAL HOLDINGS I, LLC

By:	/s/ Jeffrey H. Schutz
Jeffrey H. Schutz
Managing Director

[SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MERITAGE PRIVATE EQUITY FUND, L.P.

By:	Meritage Investment Partners, LLC
General Partner

By:	/s/ John R. Garrett
John R. Garrett
Managing Director

MERITAGE PRIVATE EQUITY PARALLEL FUND, L.P.

By:	Meritage Investment Partners, LLC General Partner

By:	/s/ John R. Garrett
John R. Garrett
Managing Director

MERITAGE ENTREPRENEURS FUND, L.P.

By:	Meritage Investment Partners II, LLC
General Partner

By:	/s/ John R. Garrett
John R. Garrett
Managing Director

MERITAGE ENTREPRENEURS FUND II FUND, L.P.

By:	Meritage Investment Partners, LLC General Partner

By:	/s/ John R. Garrett
John R. Garrett
Managing Director

[SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MERITAGE PRIVATE EQUITY FUND II, L.P.

By:	Meritage Investment Partners II, LLC
General Partner

By:	/s/ John R. Garrett
John R. Garrett
Managing Director

[SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

LaSalle Bank, Custodian for
Special Private Equity Partners, L.P.

By:	/s/ Lawrence J. Scinto
Name: Lawrence J. Scinto
Title: Vice President

LaSalle Bank, Custodian for
COREplus Private Equity Partners QP, L.P.

By:	/s/ Lawrence J. Scinto
Name: Lawrence J. Scinto
Title: Vice President

LaSalle Bank, Custodian for
COREplus Beteiligungsverwaltung GmbH

By:	/s/ Lawrence J. Scinto
Name: Lawrence J. Scinto
Title: Vice President

[SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

/s/ James C. Allen
James C. Allen Revocable Trust

[SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

As of February 9, 2006

Big Partners IX, L.P.

/s/ Allen A. Builder
Allen A. Builder, General Partner

/s/ Barry D. Nalls
Barry D. Nalls

FOUNDER HOLDERS:

/s/ Barry D. Nalls
Barry D. Nalls

[SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

CONFORMED COPY

Schedule I

Investor Holders:

Centennial Fund VI, L.P.

Centennial Entrepreneurs Fund VI

Centennial Strategic Partners VI, L.P.

Centennial Holdings I, LLC

1125 17th Street, Suite 740

Denver, Colorado 80202

Lightspeed Venture Partners VI, LP

Lightspeed Venture Partners VI-A, LP

Lightspeed Venture Partners VI, Cayman, LP

Lightspeed Venture Partners Entrepreneur VI, L.P.

Lightspeed Venture Partners Entrepreneurs VI-A, L.P.

2200 Sand Hill Road

Menlo Park, CA 94025

Meritage Private Equity Fund, L.P.

Meritage Private Equity Parallel Fund, L.P.

Meritage Entrepreneurs Fund, L.P.

Meritage Private Equity Fund II, L.P.

Meritage Entrepreneurs Fund II, L.P.

1675 Larimer, Suite 400

Denver, Colorado 80202

Attn: John R. Garrett

James C. Allen Revocable Trust

c/o James C. Allen

KPCB Holdings, Inc.

2750 Sand Hill Road

Menlo Park, California 94025

Thomvest Seed Capital, Inc.

3000 Sand Hill Road

Building 1, Suite 155

Menlo Park, California 94025

Sand Hill Capital Holdings, Inc.

1900 Avenue of the Stars, #960

Century City, California 90087

COREplus Beteiligungsverwaltung II, GmbH

COREplus Private Equity Partners QP, L.P.

Special Private Equity Partners, L.P.

c/o Siguler Guff & Company, LLC

825 Third Avenue, 10th Floor

New York, NY 10022

Attn: Kevin Kester

As of February 9, 2006

Big Partners IX, L.P.

3340 Peachtree Road

Tower Place 100, Suite 1775

Atlanta, GA 30326

Attn: Allen A. Builder

Barry Nalls

Founder Holders:

Barry D. Nalls